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                                                                  EXHIBIT (j)(5)


September 26, 2003


The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts 01581-5108

Ladies and Gentlemen:

We hereby consent to the references to us under the caption "Counsel" in the Statement of Additional Information that relates to your Massachusetts Municipal Money Market Fund, which are included in Post-Effective Amendment No. 61 to your Registration Statement on Form N-1A (File No. 33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.


Very truly yours,

/s/ Ropes & Gray LLP
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Ropes & Gray LLP